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                        AMVESTORS FINANCIAL CORPORATION

            PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE SPECIAL
            MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 18, 1997

                                  PROXY

The undersigned hereby appoints Ralph W. Laster, Jr. and Mark V. Heltz, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Stockholders of AmVestors Financial Corporation (the "Company"), to be held on December 18, 1997, commencing at 10:00 a.m. local time, at the Kansas City Airport Marriott, 775 Brasilia Street, Kansas City, Missouri, and at any and all adjournment or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purpose of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of the Company dated November 12, 1997.

You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. IF YOU SIGN AND RETURN THIS PROXY CARD BUT DO NOT MARK ANY BOXES, YOUR SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED FOR THE PROPOSALS AS MORE FULLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS DATED NOVEMBER 12, 1997, AND IN THE ABOVE NAMED PROXIES' DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

IMPORTANT - this proxy card must be signed and dated on the reverse side.


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  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 1 AND ITEM 2

Item 1 - Approval of the Amended and Restated Agreement and Plan of Merger dated as of September 19, 1997 and amended and restated as of October 8, 1997 (the "Merger Agreement") by and among the Company, AmerUs Life Holdings, Inc. ("AmerUs") and a wholly owned subsidiary of AmerUs ("Merger Sub") and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of AmerUs.

FOR   AGAINST   ABSTAIN
/ /     / /       / /


Item 2 - In their discretion with respect to such other business as properly may come before the meeting (including, without limitation, adjournment or postponement of such meeting in order to allow for additional solicitation of stockholder votes in order to obtain a quorum or in order to obtain more votes in favor of the Merger Agreement) or any adjournments or postponements thereof.

FOR   AGAINST   ABSTAIN
/ /     / /       / /


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

Please mark the following box if you plan to attend the Special Meeting: / /


                                       Date
                                            ------------------------, 1997

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                                           Signature of Shareholder(s)


Please sign name(s) exactly as it appears hereon. If joint tenants, both should sign. Give full title if signing as attorney, executor, administrator, personal representative, trustee or guardian. If a corporation, sign full corporate name by authorized officer. If a partnership, sign partnership name by authorized person.

Please Mark, Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.